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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-89152) pertaining to the Profit Sharing/401(k) Plan of our report dated June 26, 1998, with respect to the financial statements and schedules included in the Annual Report Form 11-K of Horizon Group, Inc. Profit Sharing/401(k) Plan for the year ended December 31, 1997.





CONN, GENEVA & ROBINSON


Muskegon, Michigan
June 26, 1998














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